AGREEMENT AND PLAN OF MERGER

BY AND AMONG

RED PEARL ACQUISITION CORP.

LPI ACQUISITION CORP.

AND

LIGHTNING POKER, INC.

September 28, 2007

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 28th day of September, 2007 (the “Agreement”), by and among RED PEARL ACQUISITION CORP, a Nevada corporation (“Purchaser”), LPI ACQUISITION CORP., a Pennsylvania corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), and LIGHTNING POKER, INC, a Pennsylvania corporation (the “Company”). Each of Purchaser, Merger Sub, and the Company are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, it is proposed that Merger Sub be merged with and into the Company, with the Company as the surviving corporation (the “Merger”) upon the terms and conditions set forth in this Agreement; and

WHEREAS, the respective Boards of Directors of Purchaser, Merger Sub and the Company have unanimously approved this Agreement, the Merger and the other transactions contemplated herein; and

WHEREAS, each of the Purchaser, Merger Sub, and the Company desires to enter into and carry out the transactions contemplated by this Agreement in accordance with the terms hereof and the provisions of the Pennsylvania Business Corporation Law (“PBCL”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1.	CERTAIN DEFINITIONS

1.1        Definitions For the purposes of this Agreement, the following terms and variations thereof shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” shall have the meaning set forth in first paragraph of this Agreement.

“Applicable Law” means, with respect to any Person, any federal, state or local common law or duty, case law or ruling, statute, law, ordinance, policy, guidance, rule,

administrative interpretation, regulation, code, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any environmental laws) applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates).

“Business Day” means any day other than a Saturday, Sunday or holiday on which commercial banks located in New York City are obligated or authorized by law or executive order to close.

"Company Shareholder Approval" shall mean the approval of this Agreement, the Merger, and the transactions contemplated hereby by the affirmative vote of a majority of the outstanding shares of Company Common Stock voted at a special shareholders' meeting duly called and at which a quorum was present.

“Dissenting Share” means any share of Company Common Stock held of record by any shareholder who or which has exercised his or its dissenters rights under the PBCL.

“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time.

“Governmental Authority” means any federal, state, foreign, provincial, local or other governmental, regulatory or administrative agency, commission, department, board, governmental subdivision, court, tribunal, arbitrating body or other authority.

“Material Adverse Effect” means, with respect to any Person or any of its Subsidiaries (together as one party for purposes of this Section), an individual or cumulative adverse change in or effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of such party which is, or could reasonably be expected to be, materially adverse to the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of such Person.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) but excluding transactions with Affiliates.

“Party” or “Parties” has the meaning set forth in the introductory paragraph of this Agreement.

“PBCL” has the meaning set forth in the third WHEREAS clause of this Agreement.

“Person” means any person or entity, whether an individual, trustee, corporation, limited liability company, partnership, trust, unincorporated organization, business association, firm, joint venture, Governmental Authority or similar entity.

“SEC” shall mean the Securities and Exchange Commission of the United States.

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“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shareholders” means the Persons who hold of record immediately prior to the Effective Time shares of Company Common Stock.

1.2        Other Defined Terms. Each of the following terms shall have the meaning ascribed to such term in the respective section opposite it below:

Term	Section

Articles of Merger	2.1
Closing	3.1
Closing Date	3.1
Company Common Stock	3.2(a)
Company Common Stock Certificates	3.4(a)
Dissenters' Rights	6.6
Effective Date	2.2
Effective Time	2.2
Merger Sub Common Stock	3.2(c)
Purchaser Common Stock	3.2(a)
Purchaser Common Stock Certificates	3.4(a)
Restraints	6.4
SEC Documents	5.4
Surviving Corporation	2.2

2.	THE MERGER

2.1        The Merger. On and subject to the terms and conditions of this Agreement and the applicable provisions of the PBCL, the Merger shall be consummated at the Effective Time and the Surviving Corporation shall become a wholly-owned subsidiary of Purchaser. On the Closing Date, each of Purchaser, Merger Sub, and the Company shall cause Articles of Merger to be executed and filed with the Secretary of State of the Commonwealth of Pennsylvania in form mutually satisfactory to each of them (the “Articles of Merger”). Without limiting the generality of the foregoing and in accordance with the PBCL, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.2        Effective Time and Effective Date. The effective date of the Merger shall be the date upon which the Articles of Merger are filed with the Secretary of State of the

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Commonwealth of Pennsylvania (the “Effective Date”), and the effective time of the Merger shall be the time on the Effective Date at which the Articles of Merger are filed with the Secretary of State of the Commonwealth of Pennsylvania (the “Effective Time”). At the Effective Time, Merger Sub will be merged with and into the Company, with the Company as the Surviving Corporation. “Surviving Corporation” shall mean the Company from and after the Effective Time.

2.3        Effects of the Merger. The Merger shall have the effects set forth in the PBCL.

2.4        Articles of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation. Unless otherwise agreed by the Company and Purchaser prior to the Closing, at the Effective Time, without any further action on the part of Purchaser, Merger Sub or the Company:

(a)

The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be at and after the Effective Time the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the PBCL; provided, that Article I of such Articles of Incorporation shall be amended to read as follows: “The name of the corporation is Lightning Poker, Inc.”

(b)

The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as in accordance with the PBCL, its Articles of Incorporation and its Bylaws, as applicable) the Bylaws of the Surviving Corporation;

(c)

The officers of the Company immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

(d)

The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

3.	CLOSING, CLOSING DATE AND CONSIDERATION

3.1        The Closing and Closing Date

The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Buchanan Ingersoll & Rooney PC, 1835 Market Street, 14th Floor, Philadelphia, PA 19103 at 10 a.m. local time upon the satisfaction or waiver of all conditions set forth in Sections 6 and 7 (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine, or, if the Parties mutually agree, via the exchange of fully-executed, counterpart signature pages via

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facsimile or overnight courier. The time and date of the Closing is hereinafter referred to as the “Closing Date.”

3.2	Conversion of Capital Stock.

(a)        At the Effective Time, each share of common stock of the Company (“Company Common Stock”), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of common stock, $0.001 par value of the Purchaser (the "Purchaser Common Stock").

(b)        Each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the PBCL.

(c)        Each share of common stock, par value $0.001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation, and each share of Merger Sub Common Stock issued and held in the treasury of Merger Sub, if any, shall be canceled and retired.

(d)        As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a share of Company Common Stock (other than the Company, Merger Sub and any shareholder of the Company who has perfected its appraisal rights in connection with this Agreement and the Merger under the PBCL) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Purchaser Common Stock in accordance with Section 3.2(a) upon the surrender of a certificate or certificates representing such shares of Company Common Stock.

(e)        At the Effective Time, each share of Company Common Stock held by Purchaser or Merger Sub or held in the Company’s treasury at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and retired without payment or any other consideration therefor.

3.3        Options, Warrants, and Other Rights. Each option, warrant, or other right to acquire a share of Company Common Stock immediately prior to the Effective Time shall be exercisable for a share of Purchaser Common Stock upon the same terms and conditions.

3.4	Exchange of Certificates Representing Company Common Stock.

(a)        Promptly after the Effective Date, Purchaser shall issue certificates of the Purchaser Common Stock(the "Purchaser Common Stock Certificates") to the holders of Company Common Stock upon surrender of certificates representing any shares of Company Common Stock cancelled pursuant to Section 3.2(d) (the “Company Common Stock Certificates”).

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(b)        Promptly after the date hereof, Purchaser shall mail to each holder of record of Company Common Stock whose Company Common Stock is expected to be converted into the right to receive the Purchaser Common Stock pursuant to Section 3.2(a): (i) a letter (in such form and having such provisions as are customary for letters of this nature and as are reasonably acceptable to the Company and Purchaser) specifying that delivery of the Company Common Stock shall be effected, and risk of loss and title to Company Common Stock shall pass, only upon delivery of the Company Common Stock Certificates to the Purchaser, together with a form letter of transmittal; and (ii) instructions for effecting the surrender of such Company Common Stock Certificates to the Purchaser in exchange for the Purchaser Common Stock Certificates. Upon surrender (which may occur at the Closing) of a Company Common Stock Certificate to the Purchaser together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Purchaser, (i) the Purchaser shall promptly deliver to the holder of such Company Common Stock in exchange therefor a Purchaser Common Stock Certificate for the shares of Purchaser Common Stock which such holder has the right to receive pursuant to the provisions of Section 3.2 and (ii) such shares of Company Common Stock so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the exchange may be made with respect to such Company Common Stock to such a transferee if the Company Common Stock Certificate representing such shares of Company Common Stock is presented to the Purchaser, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 3.4, each Company Common Stock Certificate shall be deemed at any time after the Effective Time for all purposes, to represent the right to receive upon surrender thereof the Purchaser Common Stock with respect to the shares formerly represented thereby. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Common Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in Section 3.

(c)        All shares of Purchaser Common Stock issued pursuant to this Section 3 shall, when received, be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of the Agreement, which remain unpaid at the Effective Time and subject to the rights of any holder that has perfected his or its appraisal rights under the PBCL in connection with the Merger.

(d)        In the event any Company Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Common Stock Certificate to be lost, stolen or destroyed, and if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim which may be made against it with respect to such Company Common Stock Certificate, the Purchaser will issue, in each case,

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in exchange for such lost, stolen or destroyed Company Common Stock Certificate, the Purchaser Common Stock issuable in respect thereof pursuant to this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser and Merger Sub that the statements contained in this Section are true, correct and complete.

4.1        Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

4.2        Capitalization. The entire authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, of which 4,300,727 shares are issued and outstanding, 6,314,157 shares are issuable upon exercise of outstanding options, warrants, and other rights to acquire the Company Common Stock, and no shares are held in treasury. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid, and non-assessable. There are no other outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock other than as set forth herein. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company.

4.3        Authorization of Transaction. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, that the Company cannot consummate the Merger unless and until it receives the approval of its shareholders in accordance with the requirements of the PBCL. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company's shareholders in accordance with the PBCL. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

4.4        Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the articles or certificate of incorporation or bylaws of the Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, consent or approval under any material agreement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets).

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5.	REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

Purchaser and Merger Sub represent and warrant to the Company that the statements contained in this Section are true, correct and complete.

5.1        Organization, Qualification, and Corporate Power. Each of Purchaser and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

5.2        Authorization of Transaction. Purchaser and Merger Sub have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and Merger Sub. This Agreement is a legal, valid and binding agreement of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms.

5.3        Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser or Merger Sub is subject or any provision of the articles or certificate of incorporation or bylaws of Purchaser or Merger Sub, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, consent or approval under any material agreement, contract, lease, license, instrument, or other arrangement to which Purchaser or Merger Sub is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets).

5.4        SEC Documents; Financial Statements. The Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Purchaser has delivered to the Company or its representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Purchaser included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial

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statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Purchaser as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND MERGER SUB

The obligation of each of Purchaser and Merger Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver by the Purchaser and Merger Sub of the following conditions:

6.1        Company Shareholder Approval. This Agreement and the Merger shall have received the Company Shareholder Approval.

6.2        Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time.

6.3        No Material Adverse Change. The Company shall not have suffered the occurrence of a Material Adverse Effect since December 31, 2006 .

6.4        No Litigation. No action, suit, or proceeding shall be pending or threatened before any Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge (collectively, “Restraints”) would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Purchaser to own the capital stock of the Surviving Corporation and to control the Surviving Corporation after giving effect to the transactions contemplated by this Agreement, or (D) affect adversely the right, before or following the Closing, of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); provided, that this Section 6.4 shall not constitute a condition to the obligations of Purchaser and Merger Sub to consummate the Merger if Purchaser or Merger Sub file suit or institute proceedings with respect to, obtain, or otherwise affirmatively seek to obtain, directly or indirectly, any such Restraints.

6.5        Certificate. The Company shall have delivered to Purchaser and Merger Sub a certificate of the Company’s officers to the effect that each of the conditions specified above in Sections 6.1 through 6.4 has been satisfied in all respects and that no more than 5% of the outstanding shares of Company Common Stock shall have perfected their Dissenters’ Rights; the Company shall have delivered the Purchaser and Merger Sub certificates of the Company’s officers relating to any other matters reasonably requested by Purchaser and Merger Sub.

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6.6        Dissenters’ Rights. The holders of not more than 5% of the outstanding shares of the Company Common Stock shall have taken the steps required by Section 1574 of the PBCL to obtain payment for the fair value of their shares (“Dissenters’ Rights”).

6.7        Satisfaction. All actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser and Merger Sub.

6.8        Certificate of Merger. The Articles of Merger shall have been filed with the Secretary of State of the Commonwealth of Pennsylvania.

6.9        Legislation. No Applicable Law shall have been enacted which prohibits the consummation of the transactions contemplated hereby or the satisfaction of any of the conditions to the consummation of such transaction.

6.10      Other Receipts; Good Standing. Purchaser shall have received copies of the Articles of Incorporation of the Company, certified by the Secretary of State (or equivalent government official) of the state of incorporation, Bylaws certified by the Secretary of the Company and a Certificate of Good Standing (or their equivalent) from the Secretary of State (or the equivalent government official) of the state where incorporated evidencing the good standing (or its equivalent) of the Company and its in such jurisdiction.

6.11      Investment Letters. At or prior to Closing, the Company shall deliver to Purchaser such investment letters signed by each shareholder of the Company, which are prepared by the Purchaser to establish the availability of the exemption provided by SEC Regulation D with respect to its issuance of the Purchaser Common Stock.

6.12      Financial Information and Auditor Consents. At the Closing, the Company shall deliver to Purchaser a consolidated balance sheet at December 31, 2006 and consolidated income statements and statements of cash flows for the fiscal years ended December 31, 2006 and December 31, 2005, audited by an SEC-registered independent accountant, and shall have its consolidated balance sheets, income statements and statements of cash flows for each interim period subsequent to December 31, 2006 reviewed by an SEC-registered independent accountant (collectively, the “Audited Financial Statements”). The Audited Financial Statements (including the notes thereto) shall present fairly in all material respects the financial position and results of operations and cash flows of the Company at the dates or for the periods set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved and in accordance with all applicable SEC rules and regulations (except as otherwise indicated therein). The Audited Financial Statements shall be prepared from and in accordance with the books and records of the Company. The Company shall cause its independent accountant to consent to Purchaser’s use of and reliance on the Audited Financial Statements as may be required in connection with any filings made by Purchaser under the United States federal securities laws.

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6.13      Additional Company InformationAt the Closing, deliver to Purchaser, written information regarding the Company, its business, properties, liquidity and capital resources, officers, directors, principal shareholders, material pending litigation and any and all such other matters as Purchaser shall request (collectively, the “Additional Company Information”) and that Purchaser is required file with the SEC under applicable United States federal securities laws including, but not limited to, Items 2.01(f) and 5.01(a)(8) of SEC Form 8-K.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver by the Company of the following conditions:

7.1        Company Shareholder Approval. This Agreement and the Merger shall have received the Company Shareholder Approval.

7.2        Representations and Warranties. The representations and warranties of Purchaser and Merger Sub contained in this Agreement shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time..

7.3        Compliance with Covenants. Each of Purchaser and Merger Sub shall have performed and complied with all of its agreements, obligations and covenants hereunder in all material respects through the Closing.

7.4        No Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause of any of the transactions contemplated by this Agreement to be rescinded following consummation.

7.5        Certificate       Each of Purchaser and Merger Sub shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Sections 7.1 through 7.4 is satisfied in all respects.

7.6        Satisfaction.    All actions to be taken by Purchaser and Merger Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company.

7.7        Certificate of Merger. The Articles of Merger shall have been filed with the Secretary of State of the Commonwealth of Pennsylvania.

7.8        Retirement of Purchaser Shares. On or before the Closing, Purchaser shall take such action as may be necessary to retire 3,000,000 shares of Purchaser Common Stock upon terms which create no liability or continuing obligation of Purchaser for the payment of consideration as of the Closing.

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7.9        Other Receipts; Good Standing. The Company shall have received copies of the Certificate of Incorporation of Purchaser and Merger Sub, certified by the Secretary of State (or equivalent governmental official) of the state of incorporation, Bylaws certified by the secretary of Purchaser and Merger Sub and Certificates of Good Standing (or their equivalent) from the Secretary of State (or the equivalent government official) of the states where incorporated evidencing the good standing (or its equivalent) of Purchaser and Merger Sub.

8.	TERMINATION

8.1        Termination by Mutual Consent. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether or not the Company Shareholder Approval has been obtained, by the mutual written consent of Purchaser, Merger Sub and the Company.

8.2        Termination by Either Purchaser and Merger Sub or the Company. This Agreement may be terminated by Purchaser and Merger Sub or the Company and the Merger abandoned at any time prior to the Effective Time as follows:

(a)	if the Effective Time shall not have occurred on or before December 31, 2007;
(b)

whether or not the Company Shareholder Approval has been obtained, if a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; or

c)	if the shareholders’ meeting has been held and the Company Shareholder Approval shall not have been obtained;

8.3        Termination by the Company. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Company, whether or not the Company Shareholder Approval has been obtained, upon a breach by Purchaser or Merger Sub of any representation, warranty, covenant, or agreement set forth in this Agreement or if any such representation or warranty shall have become untrue, incomplete, or incorrect, in either or both cases that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on Purchaser and Merger Sub taken as a whole

8.4        Termination by Purchaser. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, by Purchaser and Merger Sub, whether or not the Company Shareholder Approval has been obtained upon a breach by Company of any representation, warranty, covenant, or agreement set forth in this Agreement, or if any such representation or warranty shall have become untrue, incomplete, or incorrect, in either or both cases that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

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8.5        Extension; Waiver. At any time prior to the Effective Time, any Party hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein; provided, that any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

9.	GENERAL PROVISIONS

9.1       No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, that the provisions in Section 3 above concerning the issuance of Purchaser Common Stock are intended for the benefit of the holders of the Company Common Stock.

9.2       Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or thereof. No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of provisions, nor any representation, promise or condition relating to this Agreement, will be binding upon any Party unless made in writing and signed by such Party. Subject to the provisions of the PBCL, this Agreement may be amended by the Parties subsequent to the adoption of this Agreement by the shareholders of Merger Sub and the Company by an amendment approved by the board of directors of each Party prior to the Effective Time.

9.3       Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

9.4       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.5       Governing Law. This Agreement will be governed by, construed and enforced in accordance with, the internal, substantive laws of the Commonwealth of Pennsylvania.

9.6       Interpretation Section headings are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of any of the provisions of this Agreement. All references to Sections and subsections contained in this Agreement refer to the Sections and subsections of this Agreement unless otherwise indicated. All references to Schedules or Exhibits contained in this Agreement are references to the Schedules or Exhibits attached hereto. All references to the words “include” or “including” mean “including, without limitation.” Any and all Schedules, Exhibits, statements, reports,

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certificates or other documents or instruments referred to in or attached to this Agreement, including the “Background” portion of this Agreement, are incorporated by reference as though fully set forth at the point referred to in this Agreement. There will be no presumption against any Party on the ground that such Party was responsible for preparing this Agreement or any part of it. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

9.7       Waivers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.8       Partial Invalidity. Wherever possible, each provision will be interpreted in such manner as to be effective and valid under Applicable Law, but in case any one or more of these provisions will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause the completion of these transactions to be unreasonable.

9.9       Execution. This Agreement may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

9.10     Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

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IN WITNESS WHEREOF, the parties have caused this Merger Agreement to be executed as of the date first written above.

RED PEARL ACQUISITION CORP.

By: /s/ Brian Haveson
Name: Brian Haveson
Title: President

LPI ACQUISITION CORP.

By: /s/ Brian Haveson
Name: Brian Haveson
Title: President

LIGHTNING POKER, INC.

By: /s/ Ron Skotarczak
Name: Ron Skotarczak
Title: President